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                                                                    EXHIBIT 3(b)

FILING FEE: $10.00                                     ID NUMBER: 6486
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                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        Office of the Secretary of State
                              Corporations Division
                              100 North Main Street
                       Providence, Rhode Island 02903-1335

                              BUSINESS CORPORATION

                                  ------------

                   CERTIFICATE OF VOTE(S) AUTHORIZING ISSUANCE
                   OF A CLASS OR SERIES OF ANY CLASS OF SHARES
                       (TO BE FILED IN DUPLICATE ORIGINAL)

Pursuant to the provisions of Section 7-1.1-15 of the General Laws, 1956, as amended, the undersigned corporation submits the following certificate of vote(s) for the purpose of authorizing issuance of a class or series of a class and fixing and determining the relative rights and preferences thereof:

1.   The name of the corporation is FLEETBOSTON FINANCIAL CORPORATION

2. The following vote(s), authorizing issuance of a class or series of any class, and fixing and determining the voting powers, designations, preferences, and relative, participating, optional, or other rights, if any, or the qualifications, limitations, or restrictions thereof, if any, was provided for in the following vote or votes adopted by the board of directors of the corporation on August 16, 2000.

                            [INSERT COPY OF VOTE(S)]

     See Exhibit A attached hereto and made a part hereof.
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Form No. 105
Revised: 01/99


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3.   Upon filing, this certificate shall constitute an amendment to the articles of incorporation.

Date: November 17, 2000                      FleetBoston Financial Corporation
      -----------------------                -----------------------------------
                                                   Print Corporate Name

                                          By /s/ GARY A. SPIESS
                                             -----------------------------------
                                             [ ] President or [X] Vice President
                                             (check one)

                                                           AND

                                          By /s/ JANICE B. LIVA
                                             -----------------------------------
                                             [ ] Secretary or [X] Assistant
                                             Secretary (check one)

STATE OF Massachusetts
         --------------------
COUNTY OF Suffolk
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     In Boston, on this 17th day of November, 2000 personally appeared before me Gary A. Spiess who, being by me first duly sworn, declared that he/she is the president/vice president of the corporation, and that he/she signed the foregoing document as the president/vice president of the corporation, and that the statements herein contained are true.


                                             /s/ STELLA S. L. MAK
                                             -----------------------------------
                                             Notary Public
                                             My Commission Expires:
                                                                    ------------


                                                      STELLA S. L. MAK
                                                        Notary Public
                                            My Commission Expires April 28, 2006


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                                                                       EXHIBIT A


                  RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                  OF FLEETBOSTON FINANCIAL CORPORATION REDUCING
                   THE NUMBER OF RESERVED SHARES OF CUMULATIVE
                PARTICIPATING JUNIOR PREFERRED STOCK TO ONE SHARE

                                 AUGUST 16, 2000


RESOLVED:      That the number of shares of Cumulative Participating Junior
               Preferred Stock, par value $1.00 per share, reserved for issuance in accordance with the Corporation's current shareholder rights plan, which is scheduled to expire on November 21, 2000 (the
               "Existing Plan") shall, as of the expiration date of the Existing
               Plan, be reduced to one share, and the shares that are no longer so reserved shall thereupon resume the status of authorized but unissued, unreserved shares.

RESOLVED:      That the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (i) in the opinion of the officers of the Corporation executing the same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or any Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of the meetings copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting.

RESOLVED:      That the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver any and all certificates, agreements and other documents, and to take any and all steps, and do any and all things which they deem necessary or advisable in order to effectuate the purposes of the foregoing resolutions.

RESOLVED:      That any actions taken by any officer of the Corporation prior to the date of this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.